QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

EXECUTION COPY

BAUSCH & LOMB INCORPORATED

Dealer Manager Agreement

New York, New York
November 15, 2004

Citigroup Global Markets Inc.,
    as Dealer Manager
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        Bausch & Lomb Incorporated, a corporation organized under the laws of New York (the "Company"), plans to offer to exchange (together with any amendments and extensions thereof, the "Exchange Offer") its 2004 Senior Convertible Securities due 2023 (the "New Securities") that are convertible into shares of Common Stock and an exchange fee (the "Exchange Fee") for any and all of its outstanding Floating Rate Convertible Senior Notes due 2023 (the "Old Notes") that are convertible into shares of Common Stock, on the terms and subject to the conditions set forth in the Prospectus and related Letter of Transmittal (each as defined below) attached hereto as Exhibits A and B, respectively. Certain terms used herein are defined in Section 18 hereof.

        The Old Notes were issued pursuant to an indenture (the "Old Notes Indenture") between the Company and Citibank, N.A. (the "Trustee"), dated as of September 1, 1991, as amended by Supplemental Indenture No. 1, dated May 13, 1998, Supplemental Indenture No. 2, dated July 29, 1998, Supplemental Indenture No. 3, dated November 21, 2002, Supplemental Indenture No. 4, dated August 1, 2003, and Supplemental Indenture No. 5, dated August 4, 2003. The New Securities are to be issued under the Old Notes Indenture as amended by Supplemental Indenture No. 6, to be dated the Exchange Date (as defined herein) (the Old Notes Indenture, as so amended, is hereinafter referred to as the "Indenture").

        The Prospectus, the Letter of Transmittal, the Registration Statement, the Schedule TO (each as defined below), all statements and other documents filed or to be filed with any federal, state or local governmental or regulatory agency or authority and such other documents (including, but not limited to, any advertisements, press releases or summaries relating to the Exchange Offer and any forms of letters to brokers, dealers, banks, trust companies and other nominees relating to the Exchange Offer), in each case in the form first authorized for use by the Company in connection with the Exchange Offer and approved by the Dealer Manager, and thereafter in each case together with any amendments and supplements thereto made in accordance with the terms of this agreement (this "Agreement"), are collectively referred to herein as the "Exchange Offer Materials").

        1.    Appointment as Dealer Manager.    The Company hereby appoints you as the Dealer Manager (the "Dealer Manager") and authorizes you to act as such in connection with the Exchange Offer. On the basis of the representations, warranties and covenants of the Company contained herein, you agree to act as Dealer Manager in connection with the Exchange Offer. As Dealer Manager, you agree, in accordance with your customary practice, to perform those services in connection with the Exchange Offer as are customarily performed by investment banking concerns in connection with acting as dealer manager of exchange offers of like nature, including, but not limited to, using reasonable efforts to solicit tenders of Old Notes pursuant to the Exchange Offer and to communicate with brokers, dealers, banks and trust companies and other holders of Old Notes with respect to the Exchange Offer.

        2.    No Liability for Acts of Brokers, Dealers, Banks, Trust Companies, Nominees and Others.    Neither you nor any of your affiliates shall have any liability (whether direct or indirect, in tort, contract or otherwise) to the Company or its respective affiliates, security holders or creditors or any other person (a) for any Losses (as defined below) arising from or in any way connected with (i) any act or omission on the part of any broker or dealer, bank, trust company, nominees or other person or (ii) your own acts or omissions in performing your obligations hereunder, or (b) otherwise in connection with the Company's proposed exchange offer, except in the case of clauses (a)(ii) and (b), in respect of any Losses that have been finally judicially determined to have resulted from your bad faith, gross negligence or willful misconduct. The Company acknowledges and agrees that in your capacity as Dealer Manager for the Exchange Offer, you are acting as an independent contractor and any duties arising out of such engagement and your activities in connection therewith shall be owed solely to the Company. Accordingly, in soliciting or obtaining tenders, no broker, dealer, bank, trust company, nominee or other person is to be deemed to be acting as your agent or the agent of the Company or its affiliates, and you, as Dealer Manager, are not to be deemed the agent of any broker, dealer, bank, trust company, nominee or other person or the agent of the Company or a partner or joint venturer of or member of a syndicate or group with the Company. The Company shall have sole authority for the acceptance or rejection of any and all tenders.

        3.    The Exchange Offer Materials; Commencement; Withdrawal.

          (a)   The Company has prepared and filed with the Commission under the Securities Act and the applicable rules and regulations of the Commission under the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission under the Exchange Act a registration statement on Form S-4 (File No. 333-            ), including a Prospectus, covering the registration of the exchange of New Securities for Old Notes in the Exchange Offer. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, and the documents incorporated by reference therein, in the form in which it became effective and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, shall also mean (from and after the effectiveness of such amendment or supplement) such registration statement as so amended or supplemented. The term "Prospectus" as used in this Agreement shall mean the prospectus included in the registration statement at the time it was first filed with the Commission and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, shall also mean (from and after the time it is first provided by the Company in connection with the Exchange Offer) such prospectus as so amended or supplemented. Any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference (the "Incorporated Documents") therein pursuant to Item 13 of Form S-4 under the Securities Act, as of the date of the Prospectus, as the case may be, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of the Prospectus under the Exchange Act and incorporated by reference in the Prospectus. The term "Letter of Transmittal" as used in this Agreement shall mean the letter of transmittal to be used by holders of the Old Notes (the "Holders") tendering outstanding Old Notes pursuant to the Exchange Offer, in the form included in the Registration Statement.

          (b)   Upon the Commencement Date (as defined below), the Company will file with the Commission under the Exchange Act and the rules and regulations promulgated thereunder a Tender Offer Statement on Schedule TO with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, the "Schedule TO"), a copy of which Schedule TO (including the documents required by Item 12 thereof to be filed as exhibits thereto) in the form in which it is to be so filed, will be furnished to the Dealer Manager promptly upon the filing thereof.

          (c)   The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company, except for information provided by the Dealer Manager in writing expressly for use in the Exchange Offer Materials, it being understood that the only information so provided by the Dealer Manager expressly for use in the Exchange Offer Materials is the name, address and telephone numbers of Citigroup Global Markets Inc., as Dealer Manager. The Company hereby represents and warrants that it will commence the Exchange Offer as soon as practicable by publicly announcing its commencement and by distributing, mailing, or causing to be mailed on its behalf, copies of, where necessary, the Exchange Offer Materials to the Holders for delivery excluding the Incorporated Documents, to the beneficial Holders (the date of such announcement and of the commencement of such distribution, the "Commencement Date").

          (d)   The Company hereby (i) agrees to furnish the Dealer Manager with as many copies as it may reasonably request of the final forms of all Exchange Offer Materials filed with the Commission, mailed to Holders, or provided to any other governmental authority or agency and, upon its request, any other documents incorporated therein or otherwise filed or to be filed with any federal, state or local governmental or regulatory agency or authority, any stock exchange or any court and (ii) authorizes the Dealer Manager to use copies of such Exchange Offer Materials in connection with the Exchange Offer. The Dealer Manager hereby agrees that it will not disseminate any written materials in connection with the Exchange Offer other than such Exchange Offer Materials.

          (e)   The Company hereby represents and agrees that no solicitation material in addition to the Exchange Offer Materials, which additional materials shall be in the form which has been approved by the Dealer Manager, will be used in connection with the Exchange Offer or filed with any federal, state or local governmental or regulatory agency or authority, including the Commission, by or on behalf of the Company without the Dealer Manager's prior approval. In the event that (i) the Company uses or permits the use of any solicitation material not so approved by the Dealer Manager in connection with the Exchange Offer or files any such solicitation material with any such federal, state or local governmental or regulatory agency or authority without the Dealer Manager's prior approval, (ii) the Company withdraws, terminates or cancels the Exchange Offer, (iii) if at any time the Dealer Manager shall determine that any condition set forth in Section 9 shall not be satisfied, (vi) the letter referred to in Section 9(e) discloses any material misstatement or omission in the financial information included or incorporated by reference in the Exchange Offer Materials, (v) the Registration Statement containing all of the required information, including pricing information, and a prospectus that meets the requirements of Section 10(a) of the Securities Act (including a letter of transmittal), shall not have become effective on or prior to the expiration date of the Exchange Offer (the "Expiration Date"), or (vi) at any time during the Exchange Offer, a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been instituted or shall be pending or threatened by the Commission, or a request for additional information on the part of the Commission shall not have been satisfied to the reasonable satisfaction of the Dealer Manager or there shall have been issued, at any time during the Exchange Offer, any temporary restraining order or injunction restraining or enjoining Citigroup from acting in its capacity as a Dealer Manager with respect to the Exchange Offer, then the Dealer Manager (A) shall have a reasonable period of time after discovering or being informed of such event to elect whether to continue to act as Dealer Manager and shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to it or any other person defined in Section 10 as an indemnified party, (B) shall be entitled promptly to receive the payment of expenses payable to it under this Agreement which have accrued to the date of such withdrawal or which otherwise thereafter become payable and (C) shall continue to be entitled to the indemnification and contribution provisions contained in Section 10.

        4.    Compensation.    The Company shall pay to you in respect of your services as Dealer Manager a fee of $2.50 per $1,000 aggregate principal amount of Old Notes validly tendered and not withdrawn if less than $120,000,000 aggregate principal amount of Old Notes are exchanged or a fee of $3.00 per $1,000 aggregate principal amount of Old Notes validly tendered and not withdrawn if $120,000,000 aggregate principal amount of Old Notes or more are exchanged, payable on the Exchange Date (the "Fee"). In addition to the Fee, the Company agrees to pay directly for (a) all fees and expenses incurred by the Company relating to the preparation, printing, filing, mailing and publishing of all Exchange Offer Material, (b) all fees and expenses of the Exchange Agent, the Information Agent or other persons rendering services in connection with the Exchange Offer, (c) all advertising charges in connection with the Exchange Offer or the transactions contemplated thereby, including those of any public relations firm or other person or entity rendering services in connection therewith incurred by the Company, (d) all fees, if any, payable to Dealers (including you), and banks and trust companies as reimbursement for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Material to their customers, and (e) any and all fees and expenses incurred in connection with the listing on the New York Stock Exchange, Inc. of the shares of Common Stock issuable upon conversion of the New Securities. The Company shall also promptly reimburse you for your reasonable out-of-pocket expenses in preparing for and performing your functions as Dealer Manager, including the reasonable fees, costs and out-of-pocket expenses (up to a maximum amount of $50,000) of your counsel for their representation of you in connection therewith. All payments to be made by the Company pursuant to this Section 4 shall be made promptly against delivery to the Company of statements therefore. The Company shall be liable for the payments referred to in the second sentence of this Section 4 whether or not the Exchange Offer or the transactions contemplated thereby is commenced, withdrawn, terminated or cancelled prior to the acceptance of any Old Notes or whether the Company or any of its subsidiaries or affiliates acquires any Old Notes pursuant to the Exchange Offers or whether you withdraw pursuant to Section 3 hereof.

        5.    The Exchange Agent and Information Agent.

          (a)   The Company (i) has arranged for Citibank, N.A. to serve as exchange agent in connection with the Exchange Offer (the "Exchange Agent"), (ii) will arrange for the Exchange Agent to advise the Dealer Manager daily as to such matters as it may reasonably request, including the aggregate principal amount of Old Notes that have been tendered pursuant to the Exchange Offer and (iii) will arrange for the Exchange Agent to be responsible for the delivery of the New Securities and payment of the Exchange Fee offered by the Company to the Holders in connection with the Exchange Offer pursuant and subject to the Prospectus.

          (b)   The Company has arranged for Georgeson Shareholder to serve as information agent in connection with the Exchange Offer (the "Information Agent") and to perform services in connection with the Exchange Offer that are customary for an information agent.

          (c)   The Company will provide, or will cause the Exchange Agent and Information Agent, as applicable, to provide, the Dealer Manager with the security listing position (or other cards or lists) containing the names and addresses of, and the aggregate principal amount of Old Notes held by, the Holders as of a recent date and will use its commercially reasonable efforts to cause the Dealer Manager to be advised, from time to time as it may request, during the period of the Exchange Offer as to any transfers of record of Old Notes. In addition, the Company hereby authorizes the Dealer Manager to communicate with the Trustee, the Exchange Agent and the Information Agent, as applicable, with respect to matters relating to the Exchange Offer and to cause the Exchange Agent and the Information Agent, as applicable, to advise the Dealer Manager daily as to such matters as it may reasonably request, including the aggregate principal amount of Old Notes that have been tendered.

        6.    Representations and Warranties.    In addition to the other representations and warranties made by the Company contained in this Agreement, the Company represents and warrants to the Dealer Manager, and agrees with the Dealer Manager, on each of the Commencement Date, the Expiration Date, the Exchange Date (as defined below) and on the date of any post-effective amendment to the Registration Statement and during the period of the Exchange Offer (i.e., the period commencing on the Commencement Date through and including the Expiration Date), that:

          (a)   The Company (i) is a corporation duly organized, validly existing and subsisting under the laws of the State of New York, (ii) has the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, (iii) is duly qualified as a foreign corporation to transact business and is in good standing (with respect to the jurisdictions which recognize such concept) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          (b)   Each subsidiary of the Company is a corporation, partnership, limited liability company or business trust duly incorporated or organized, validly existing and in good standing (to the extent the jurisdiction of its incorporation recognizes such concept) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, except where the failure to be so organized or to have such power and authority would not result in a Material Adverse Effect; each such subsidiary is duly qualified as a foreign corporation or organization to transact business and is in good standing (with respect to the jurisdictions which recognize such concept) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect.

          (c)   Except as otherwise disclosed in the Prospectus, all of the issued and outstanding shares of capital stock or other ownership interests of each subsidiary of the Company which constitutes a "significant subsidiary" as defined in Item 1-02(w) of Regulation S-X (each a "Significant Subsidiary") are owned by the Company directly or through subsidiaries (except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Prospectus and except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that are immaterial to the Company and its subsidiaries taken as a whole.

          (d)   The Company has outstanding equity capitalization as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to employee benefit plans or agreements or pursuant to the exercise of convertible securities or options); the capital stock of the Company conforms to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the shares of Common Stock initially issuable upon conversion of the New Securities have been duly authorized and, when issued upon conversion of the New Securities against payment of the conversion price, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion of the New Securities; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the New Securities or the shares of Common Stock issuable upon conversion thereof; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

          (e)   The statements in the Prospectus under the headings "Material U.S. Federal Income Tax Considerations," "Description of the New Securities" and "Description of Capital Stock" fairly summarize the matters therein described.

          (f)    This Agreement has been duly authorized, executed and delivered by the Company.

          (g)   The Indenture has been duly authorized by the Company and, at the Exchange Date will have been duly executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

          (h)   The New Securities have been duly authorized, and, when delivered pursuant to this Exchange Offer, will have been duly executed, issued and delivered and (assuming the due authentication thereof by the Trustee) will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles, will be entitled to the benefits provided by the Indenture and will be convertible into Common Stock in accordance with their terms;

          (i)    The execution, delivery and performance by the Company of this Agreement, the making and consummation of the Exchange Offer by the Company, the use of the Exchange Offer Materials and the filing of the Registration Statement, the Prospectus and the Schedule TO and any amendments or supplements thereto and the consummation by the Company of the transactions contemplated by this Agreement and in the Exchange Offer Materials and compliance with the terms herein or therein (all of the foregoing, collectively, the "Transactions"), will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, the conflict, breach or violation of which would have a Material Adverse Effect, or affect the validity of the New Securities or the legal authority of the Company to comply with the terms of the New Securities, the Indenture or this Agreement, (ii) result in any violation of the provisions of the organizational documents of the Company or any of its Significant Subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, the violation of which would have a Material Adverse Effect or affect the validity of the New Securities or the legal authority of the Company to comply with the New Securities, the Indenture or this Agreement.

          (j)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the Exchange Offer and other Transactions, except such (i) as may be required under the blue sky laws of any jurisdiction and such as have been or will be obtained under the Securities Act and the Exchange Act and the Trust Indenture Act, and (ii) such consents, approvals, authorizations, orders, registrations, filings and/or qualifications which, if not obtained, would not have a Material Adverse Effect or affect the validity of the New

  Securities or the legal authority of the Company to comply with the New Securities, the Indenture or this Agreement.

          (k)   The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

          (l)    Other than as set forth in the Prospectus, (i) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which if determined adversely to the Company or such subsidiary, would individually or in the aggregate, have a Material Adverse Effect or which would materially and adversely affect the consummation of the Exchange Offer or the other Transactions or the performance by the Company of its obligations hereunder or thereunder and (ii) to the Company's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (m)  PricewaterhouseCoopers LLP, who have certified the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.

          (n)   There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the consummation of the Exchange Offer or other Transactions or the issuance or sale by the Company of the New Securities or upon the issuance of Common Stock upon the conversion thereof.

          (o)   In the ordinary course of its business, the Company periodically reviews the effect of applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") on the business, operations and properties of the Company and its subsidiaries. In the course of that review, the Company uses reasonable business efforts to identify any processes or sites which are reasonably likely to require any capital or operating expenditures for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval; and to evaluate associated costs and liabilities with respect to such actions, any related constraints on operating activities, and any potential liabilities to third parties. On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in the Prospectus.

          (p)   Other than as set forth in the Prospectus: (i) the Company and its subsidiaries take commercially reasonable steps to determine that they own or have the right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets and confidential information ("Intellectual Property") used in the business of the Company and its subsidiaries as described in the Prospectus and have taken all commercially reasonable steps to secure assignments of such Intellectual Property from their respective employees and contractors, except where the failure to own, have the right to use or take such steps to secure assignments of such Intellectual Property would not reasonably be expected to have a Material Adverse Effect; (ii) to the Company's knowledge, none of the technology employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual or fiduciary obligation binding on the Company, its subsidiaries, or any of their respective directors or executive officers or any of their respective employees or consultants, except for such violations that would not reasonably be expected to have a Material Adverse Effect; and (iii) the Company and its subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of their own confidential information, except where the failure to take or maintain such measures would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Prospectus, to the Company's knowledge, neither the Company nor any of its subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. Except as set forth in the Prospectus, the Company and its subsidiaries have not received any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation of the Intellectual Property of any third party (including any claim that the Company or any of its subsidiaries must license or refrain from using any intellectual property rights of any third party) which, if the subject of any decision, ruling or finding adverse to the ability of the Company to use such rights, the Company would, individually or in the aggregate, have a Material Adverse Effect.

          (q)   There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications, which would reasonably be expected to have a Material Adverse Effect.

          (r)   On the Exchange Date, the Registration Statement and any post-effective amendment thereto, each in the form delivered to the Dealer Manager, and including all Incorporated Documents, shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with or otherwise satisfied. No stop order suspending the issuance or sale of the New Securities pursuant to the Exchange Offer has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company, are contemplated. No other stop order and no injunction, restraining order or denial of any application for approval has been issued or proceedings, litigation or investigation initiated or, to the best knowledge of the Company, threatened with respect to the Exchange Offer by or before any governmental or regulatory agency, or any court.

          (s)   The Exchange Offer Materials, as then amended or supplemented (other than the Prospectus and the Registration Statement, and any amendments and supplements thereto, which are covered below): (i) complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act; and (ii) did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (t)    Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Exchange Date, included or will include an untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Exchange Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection (t) and in subsection (s) shall not apply to statements contained in the Exchange Offer Materials furnished in writing by or on behalf of Citgroup for inclusion in the Exchange Offer Materials.

          (u)   The Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the Securities Act, complied when so filed in all material respects with the Securities Act and the Prospectus delivered to the Dealer Manager for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to Regulation S-T promulgated by the Commission.

          (v)   The Incorporated Documents, when they became effective or were filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and any documents so filed and incorporated by reference in the Registration Statement or the Prospectus subsequent to the effective date of the Registration Statement and until the Exchange Date will, when they are filed with the Commission, comply in all materials respects with the requirements of the Securities Act and the Exchange Act, as applicable. When read together with the other information in the Prospectus at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Exchange Date, no such Incorporated Document, when it was filed or became effective (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective), contained, and no document so filed and incorporated by reference in the Registration Statement or Prospectus subsequent to the effective date of the Registration Statement will contain, an untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (w)  The Company is not, and after giving effect to the Exchange Offer will not be, an "investment company" as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

        Any certificate signed by any officer of the Company and delivered to the Dealer Manager or counsel for the Dealer Manager in connection with the Exchange Offer shall be deemed a representation and warranty by the Company as to matters covered thereby to the Dealer Manager.

        7.    Representation of Dealer Manager.    You hereby represent, warrant and agree, as Dealer Manager, that your acceptance of this Agreement has been duly authorized, executed and delivered and, assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement is a legal, valid and binding obligation of yours enforceable against you in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors' rights generally and general principles of equity. You further represent, warrant and agree, as Dealer Manager, that you will not disseminate to holders of Old Notes any written material for or in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer other than the Exchange Offer Material.

        8.    Notification of Certain Events and Other Agreements.    In addition to the other agreements of the Company contained elsewhere in this Agreement, the Company hereby agrees and acknowledges, as applicable, that:

          (a)   The Company will advise the Dealer Manager promptly of any of the following: (i) the time when the Registration Statement has become effective and when any post-effective amendment thereto has been filed or becomes effective, or any amendment or supplement to the Prospectus or any amendment to the Schedule TO or any amended or additional Exchange Offer Materials shall have been filed, (ii) the occurrence of any event which may cause the Company to withdraw, terminate or cancel the Exchange Offer, (iii) the occurrence of any event or the discovery of any fact, the occurrence or existence of which it believes would require the making of any material change in the Exchange Offer Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iv) any proposal or requirement to make, amend or supplement the Registration Statement, the Prospectus, the Schedule TO or the other Exchange Offer Materials or other filing required by the Securities Act, the Exchange Act, "blue sky" or other state securities laws in connection with the Exchange Offer or to make any filing in connection with the Exchange Offer pursuant to any other applicable law, rule or regulation, (v) the issuance by the Commission or any other federal, state or local governmental or regulatory agency or authority of any comments or orders specifically concerning the Registration Statement, Prospectus or any other Exchange Offer Materials, (vi) any material development in connection with the Exchange Offer, the Transactions (including any change of the expiration date of the Exchange Offer, of the occurrence of any event which could cause the Company to withdraw, rescind, modify or amend the Exchange Offer and of any consummation of the Exchange Offer), or (vii) any other information relating to the Exchange Offer or the Transactions which the Dealer Manager may from time to time reasonably request. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, any state securities commission or other governmental or regulatory agency or authority shall issue an order suspending the qualification of the New Securities under state securities or "blue sky" laws or any other governmental or regulatory agency or authority shall issue any order impeding the making or consummation of the Exchange Offer, the Company shall make reasonable effort to obtain the lifting or removal thereof as soon as possible.

          (b)   Until the Exchange Offer is completed or terminated, the Company will deliver to the Dealer Manager, promptly upon its becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company to its security holders, and of all current, regular and periodic reports filed by the Company with any securities exchange or with the Commission (excluding Current Reports on Form 8-K filed with the Commission on its EDGAR system).

          (c)   In making and consummating the Exchange Offer, the Company will comply in a timely manner, in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder and any other applicable laws, regulations and requirements.

          (d)   The Company agrees to make generally available to its security holders as soon as practicable an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act covering a twelve-month period beginning not later than the first day of its fiscal quarter next following the effective date of the Registration Statement.

          (e)   In the event that the Company is required, or considers it advisable, to amend or supplement the Exchange Offer Materials or make any additional filings with any federal, state or local governmental or regulatory agency or authority in connection with the Exchange Offer, then it shall not make such amendment or supplement or filing without the Dealer Manager's prior approval.

          (f)    The Company will file and disseminate, as required, any necessary amendments or supplements to the Exchange Offer Materials and other documents that are filed with any federal, state or local governmental or regulatory agency or authority relating to the Exchange Offer, and, if there is any such filing, it will promptly furnish to the Dealer Manager an accurate and complete copy of each such amendment or supplement upon the filing thereof.

          (g)   The Company will use its commercially reasonable efforts to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Exchange Date.

        9.    Conditions to the Obligations of the Dealer Manager.

          (a)   At all times from the Commencement Date to and including the date on which the Company exchanges New Securities and the Exchange Fee for validly tendered Old Notes that they have accepted in accordance with the terms of the Exchange Offer (the "Exchange Date"), the Company's representations and warranties contained herein shall be true and correct in all material respects and the Company shall have performed in all material respects all of the agreements contained in this Agreement and as set forth in the Exchange Offer Materials theretofore required by them to have been performed. The Company acknowledges that our agreement to act, or to continue to act, as Dealer Manager at a time when we know or should know that any such representation, warranty and agreement is or may be untrue or incorrect or not performed, as the case may be, in a material respect shall be without prejudice to our right subsequently to cease so to act by reason of such untruth, incorrectness or nonperformance, as the case may be.

          (b)   No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company, threatened by the Commission and no injunction suspending the offer, issuance, delivery or exchange of the New Securities pursuant to the Exchange Offer or the Transactions has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company, have been threatened and no action, lawsuit, claim or governmental or administrative proceeding shall have been commenced or, to the best of the Company's knowledge, threatened with respect to the Exchange Offer or the other Transactions before any court, agency or other governmental regulatory body of any jurisdiction that the Dealer Manager, in good faith after consultation with counsel, believes renders it inadvisable for the Dealer Manager to continue to act as Dealer Manager.

          (c)   On the Commencement Date and the Exchange Date, the Company will furnish to the Dealer Manager an opinion of the General Counsel of the Company and/or Nixon Peabody LLP, special counsel to the Company, substantially in the form attached hereto as Exhibit I and addressed to the Dealer Manager.

          (d)   At the Exchange Date, the Company shall have furnished to the Dealer Manager certificates, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated as of the Exchange Date, to the effect that the signatories of such certificates have carefully examined the Exchange Offer Materials, any amendment or supplement to the Exchange Offer Materials and this Agreement and that:

              (i)  the representations and warranties of the Company in this Agreement are true and correct on and as of the Exchange Date with the same effect as if made on the Commencement Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Exchange Date; and

             (ii)  since the date of the most recent financial statements included in the Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect on the Company, except as set forth in the Prospectus (exclusive of any amendment or supplement thereto).

          (e)   As soon as practicable after the Commencement Date, and in no event later than five business days thereafter, and at the Exchange Date, the Company shall have requested and caused PricewatershouseCoopers LLP to furnish to the Dealer Manager letters, dated respectively as of the date of issuance and as of the Exchange Date, of the type described in PCAOB Statement on Auditing Standards No. 72 and in form and substance satisfactory to the Dealer Manager.

          (f)    Subsequent to the Commencement Date or, if earlier, the dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 9; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to exchange the New Securities and the Exchange Fee for the Old Notes as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

          (g)   The proceedings taken at or prior to the Exchange Date in connection with the Exchange Offer and any other transactions contemplated by the Exchange Offer Materials shall be in form and substance satisfactory to you and your counsel.

          (h)   The shares of Common Stock issuable upon conversion of the New Securities shall have been approved for listing on the New York Stock Exchange.

          (i)    Subsequent to the execution and delivery of this Agreement and on or prior to the Exchange Date, there shall not have occurred any downgrading, nor shall any notice have been given to the Company of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate the direction of a possible change, in the rating accorded any of the Company's securities by any of Standard & Poor's Ratings Group ("S&P"), Moody's Investors Service, Inc. ("Moody's") or any other "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act).

          (j)    Prior to the Exchange Date, the Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filing with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the making and consummation of the Exchange Offer, the other Transactions and the execution, delivery and performance of this Agreement.

          (k)   Prior to the Exchange Date, the Company shall have delivered to the Dealer Manager and their counsel such further information, certificates and documents as they may reasonably request related to the Exchange Offer or otherwise related to the matters contemplated hereby.

        If (i) any of the conditions specified in this Section 9 shall not have been fulfilled in all material respects when and as provided in this Agreement, (ii) any of the representations and warranties set forth in Section 9 hereof is untrue or is breached in any material respect or (iii) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be cancelled at, or at any time prior to, the Exchange Date by the Dealer Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or fax, in either case confirmed in writing.

        10.    Indemnification and Contribution.

          (a)   The Company agrees to indemnify and hold harmless the Dealer Manager, the directors, officers, employees and agents of the Dealer Manager and each person who controls the Dealer Manager within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities to which any of them may become subject under the Securities Act, the Exchange Act or any other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relate to, arise out of, or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Materials or any information provided by the Company to any holder of Old Notes or prospective purchaser of New Securities or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) any other action or failure to act by the Company or its respective directors, officers, agents or employees or by any indemnified party at the request or with the consent of the Company, except that this clause (2) shall not apply with respect to any losses that are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of such indemnified party, and in the case of clause (1) or (2) of this sentence, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Exchange Offer Materials, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

          (b)   The Dealer Manager agrees to indemnify and hold harmless the Company, each of its directors and officers, and each person who controls the Company within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to the Dealer Manager, but only with reference to written information relating to the Dealer Manager furnished to the Company by or on behalf of the Dealer Manager for inclusion in the Prospectus (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have. The Company acknowledges that the only information furnished in writing by or on behalf of the Dealer Manager for inclusion therein (or in any amendment or supplement thereto) is the name, address and telephone numbers of Citigroup Global Markets Inc., as Dealer Manager.

          (c)   Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          (d)   In the event that the indemnity provided in paragraph (a) or in paragraph (b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Dealer Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the "Losses") to which the Company and the Dealer Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Dealer Manager and the Company from the Exchange Offer; provided, however, that in no case shall the Dealer Manager be responsible for any amount in excess of the Fee due (or anticipated to be due) to the Dealer Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Dealer Manager shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Dealer Manager in connection with the statements, omissions, actions or failure to act that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received (or anticipated to be received) by the Company and the Dealer Manager shall be deemed to be equal to, in the case of the Company, the principal amount of the securities in respect of which: (a) if the Exchange Offer is consummated, valid tenders of Old Notes are received, or (b) if the Exchange Offer is not consummated, valid tenders are or were sought pursuant to the Exchange Offer, and, in the case of the Dealer Manager, the Fee paid by the Company to you hereunder (exclusive of amounts paid for reimbursement of expenses or paid under this Agreement). Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or any other alleged conduct relates to information provided by the Company or other conduct by the Company or the Dealer Manager, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Dealer Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)

  shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Dealer Manager within the meaning of the Securities Act or the Exchange Act and each director, officer, employee and agent of a Dealer Manager shall have the same rights to contribution as such Dealer Manager, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

        11.    Survival.    The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Dealer Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Dealer Manager, the Company or any of the officers, directors or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the New Securities. The provisions of the last sentence of Section 4 and the provisions of Section 10 hereof shall survive the termination or cancellation of this Agreement.

        12.    Notices.    All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telefaxed to Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Bausch & Lomb Incorporated, attention Treasurer (fax no.: (585) 338-0810) and confirmed to it at Bausch & Lomb Incorporated, One Bausch & Lomb Place, Rochester, NY 14604, attention of the Legal Department.

        13.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.

        14.    Jurisdiction.    The Company agrees that any suit, action or proceeding against the Company brought by the Dealer Manager, its directors, officers, employees and agents, or by any person who controls the Dealer Manager, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the parties hereto also hereby consents to service of process in the manner set forth in Section 12 above.

        15.    Applicable Law.    This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        16.    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO (EACH ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS AND CREDITORS) WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF YOUR ENGAGEMENT PURSUANT TO, OR YOUR PERFORMANCE OF THE SERVICES CONTEMPLATED BY THIS AGREEMENT.

        17.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

        18.    Definitions.    The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

          "Commission" shall mean the U.S. Securities and Exchange Commission.

          "Common Stock" shall mean the Common Stock of the Company, par value $0.40 per share.

          "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Date" shall mean each date on which the New Securities and Exchange Fee are issued in connection with the Exchange Offer.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "U.S." or the "United States" shall mean the United States of America.

          "We" or "us" shall mean the Company.

          "You" or "Your" shall mean Citigroup Global Markets Inc.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Dealer Manager.

Very truly yours,
BAUSCH & LOMB INCORPORATED
By
Name: Title:
Accepted as of the date first set forth above: CITIGROUP GLOBAL MARKETS INC.
By:
Name: Title:

Exhibit A

PROSPECTUS

Exhibit B

LETTER OF TRANSMITTAL

Exhibit I

        The opinion of the General Counsel of the Company and/or Nixon Peabody LLP shall be substantially to the effect that (with such changes as shall be appropriate to reflect the timing of the issuance of the opinion):

          (a)   a corporation subsisting under the laws of the State of New York, with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

          (b)   the Company is duly qualified as a foreign corporation to transact business and is in good standing (with respect to the jurisdictions which recognize such concept) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not have a Material Adverse Effect;

          (c)   each Significant Subsidiary is a corporation, partnership, limited liability company or business trust duly incorporated or organized, validly existing and in good standing (to the extent the jurisdiction of its incorporation recognizes such concept) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing (with respect to the jurisdictions which recognize such concept) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus all of the issued and outstanding capital stock or other ownership interests of each Significant Subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and (except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law and/or shares of those subsidiaries for which the Company does not own all of the outstanding capital stock as described on an exhibit to the opinion) are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Prospectus and except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that are immaterial to the Company and its subsidiaries taken as a whole;

          (d)   the Company's authorized equity capitalization is as set forth in the Prospectus and the capital stock of the Company conforms to the description thereof contained in the Prospectus and the New Securities conform to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the shares of Common Stock initially issuable upon conversion of the New Securities have been duly authorized and, when issued upon conversion of the New Securities against payment of the conversion price, will be validly issued, fully paid and non-assessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion of the New Securities; the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

          (e)   the statements in the Prospectus under the headings "Description of the New Securities" and "Description of Capital Stock" insofar as such statements purport to summarize certain provisions of the New Securities, the Indenture and the Common Stock provide a fair summary of such provisions;

          (f)    statements in the Prospectus under the headings "Certain U.S. Federal Income Tax Considerations" fairly summarize the matters therein described;

          (g)   the Agreement has been duly authorized, executed and delivered by the Company;

          (h)   the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

          (i)    the New Securities have been duly authorized and, when delivered pursuant to the Exchange Offer, will have been duly executed and delivered and (assuming the due authentication thereof by the Trustee) will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles, and the holders of the Securities will be entitled to the benefits provided by the Indenture and will be convertible into Common Stock in accordance with their terms;

          (j)    the execution, delivery and performance by the Company of this Agreement, the making and consummation of the Exchange Offer by the Company, the use of the Exchange Offer Materials and the filing of the Registration Statement, the Prospectus and the Schedule TO and any amendments or supplements thereto and the consummation by the Company of the transactions contemplated by this Agreement and in the Exchange Offer Materials and compliance with the terms herein or therein (all of the foregoing, collectively, the "Transactions"), will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, the conflict, breach or violation of which would have a Material Adverse Effect, or affect the validity of the New Securities or the legal authority of the Company to comply with the terms of the New Securities, the Indenture or this Agreement, (ii) result in any violation of the provisions of the organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, the violation of which would have a Material Adverse Effect or affect the validity of the New Securities or the legal authority of the Company to comply with the New Securities, the Indenture or this Agreement;

          (k)   no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the Exchange Offer and other Transactions, except such (i) as may be required under the blue sky laws of any jurisdiction and such as have been or will be obtained under the Securities Act and the Exchange Act and the Trust Indenture Act, and (ii) such consents, approvals, authorizations, orders, registrations, filings and/or qualifications which, if not obtained, would not have a Material Adverse Effect or affect the validity of the New Securities or the legal authority of the Company to comply with the New Securities, the Indenture or this Agreement;

          (l)    other than as set forth in the Prospectus and to such counsel's knowledge, (i) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which if determined adversely to the Company or such subsidiary, would individually or in the aggregate, have a Material Adverse Effect or which would materially and adversely affect the consummation of the Exchange Offer or the other Transactions or the performance by the Company of its obligations hereunder or thereunder and (ii) no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (m)  The Registration Statement and any post-effective amendment thereto, each in the form delivered to the Dealer Manager, and including all Incorporated Documents, have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with or otherwise satisfied; no stop order suspending the issuance or sale of the New Securities pursuant to the Exchange Offer has been issued and no proceedings for that purpose are pending or, to such counsel's knowledge, are contemplated; no other stop order and no injunction, restraining order or denial of any application for approval has been issued or proceedings, litigation or investigation initiated or, to such counsel's knowledge, threatened with respect to the Exchange Offer by or before any governmental or regulatory agency, or any court;

          (n)   the Exchange Offer Materials, as then amended or supplemented (other than the Prospectus and the Registration Statement, and any amendments and supplements thereto, which are covered below), complied in all material respects with the requirements of the Securities Act and the Exchange Act;

          (o)   at the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Exchange Date, the Registration Statement and any amendments and supplements thereto complied in all material respects with the requirements of the Securities Act;

          (p)   the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the Securities Act, complied when so filed in all material respects with the Securities Act;

          (q)   the Incorporated Documents, when they became effective or were filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable; and

          (r)   the Company is not, and after giving effect to the Exchange Offer will not be, an "investment company" as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

        In addition to giving the opinions set forth above, such counsel shall state that he has no reason to believe that (i) at the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Exchange Date, the Registration Statement and any amendments and supplements thereto contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) at the Commencement Date or the Exchange Date, the Prospectus and any amendments and supplements thereto contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Incorporated Documents, when they became effective or were filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no belief).

        In rendering such opinion, such counsel may rely: (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the federal laws of the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Dealer Manager and (B) as to matters of fact, to the extent such counsel deems proper, on the certificates of responsible officers of the Company and public officials.

        Capitalized terms used, but not defined, herein shall have the meanings ascribed to them by the Agreement of which this exhibit is a part.

QuickLinks

BAUSCH & LOMB INCORPORATED Dealer Manager Agreement